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                                                                    EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion and incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated August 9, 1996 which appears on page 24 of the 1996 Annual Report to Stockholders of DT Industries, Inc., which is incorporated by reference in DT Industries, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."




/s/ PRICE WATERHOUSE LLP
-------------------------
PRICE WATERHOUSE LLP

St. Louis, Missouri
October 30, 1996